Ex. 5(b)

JEFFERSON PILOT       Please check appropriate issuing company:
FINANCIAL             |_| Jefferson Pilot Financial Insurance Company (JPFIC)
                      |_| Alexander Hamilton Life Insurance Company (AHL)
                      |_| Jefferson-Pilot Life Insurance Company (JPL)

Absolute Assignment and Transfer of Ownership to Effect An Exchange Under
Section 1035(a) of Internal Revenue Code ("IRC"), As Amended

Use this form to transfer an existing non-qualified annuity (or life policy/contract) with another life insurance company to a JPFIC/AHL/JPL (referred to as the "Company") variable annuity policy*/contract.

1.    EXISTING POLICY/CONTRACT INFORMATION


_______________________________________________             $______________________________________________________
Name of Policy/Contract Owner                               Estimated Amount of Exchange (Attach Current Statement)

Type of Policy/Contract:  |_|  Fixed Annuity   |_|  Variable Annuity   |_|  Life Insurance   |_|  Variable Life Insurance

_______________________________________________
Policy/Contract Numbers

_______________________________________________             (____________) ________________________________________
Name of Issuing Insurance Company                           Phone Number

_______________________________________________             _______________________________________________________
Company Address                                             City                               State       Zip

|_| Lost policy / contract statement. The undersigned certifies that the above referenced policy/contract has been lost or destroyed and is not now in my possession and was not delivered to any other person or entity for any purpose whatsoever.

2.    ASSIGNMENT

I hereby assign and transfer without exceptions, limitations, or reservation to the Company all assignable benefits, interest, property and rights in the policy/contract described above in exchange for a new policy/contract as described in my application to the Company that is submitted herewith.

I intend this assignment to be part of an exchange under Section 1035(a) of the Internal Revenue Code ("IRC"), as amended. I am aware that the Company intends to surrender this policy/contract for its surrender value and I specifically authorize and approve of the Company surrendering the policy/contract for its cash surrender value, without in any way limiting the rights transferred under this assignment.

I hereby declare that no proceedings in bankruptcy are pending against me and that the above policy/contract is not subject to any assignment, pledge, policy loan, collateral assignment or other lien. Furthermore, I understand that by executing this assignment, I irrevocably waive all rights, claims and demands on the above policy/contract. If the exchange does not take place, this assignment is null and void. I represent and agree that the Company is furnishing this form and is participating in this transaction at my specific request and as an accommodation to me. I represent and agree that the Company makes no representations concerning my tax treatment under IRC Section 1035 or otherwise; and the Company has no responsibility nor liability for the validity of this assignment nor my tax treatment under IRC Section 1035 or otherwise.

I further represent that a photographic or facsimile copy of this original assignment shall be as valid as the original.

I acknowledge that this assignment is not effective unless accepted by the Company and such acceptance is recorded at the end of this form.

3.    REQUIRED SIGNATURE(S)

Executed this ______ day of ___________________, _______
                                                 (year)

X ______________________________________________    X_____________________________________________
  Signature of Owner                                 Signature of Joint Owner (if any)

X ______________________________________________    X______________________________________________
  Signature of Irrevocable Beneficiary (if any)      Signature Guarantee (if required)

4.    NOTIFICATION OF ASSIGNMENT, SURRENDER AND ACCEPTANCE OF ASSETS

This is to notify you that an absolute assignment of all rights, title, and interest in and to the above described Exchange Contract has been made to JPFIC/AHL/JPL for the purpose of making an exchange under IRC Section 1035. JPFIC/AHL/JPL Owner of the above Exchange Contract hereby surrenders it and requests its full surrender value for the purpose of an Exchange under IRC
Section 1035. JPFIC/AHL/JPL hereby accepts the ownership and assignment of the above referred policy(ies)/contract(s) on this _____ day of ________________, _______(year) by its Secretary, ________________________.


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VAA-0005                                                                5/00 Rev

Upon surrender, please issue a check to |_| Jefferson Pilot Financial Insurance Company |_| Alexander Hamilton Life Insurance Company |_| Jefferson-Pilot Life Insurance Company. Please provide the cost basis and other payment information along with check.

                         Please send completed form to:

                   Jefferson Pilot Financial Insurance Company
                      Attn: Variable Annuity Service Center
                                   PO Box 515
                             Concord, NH 03302-0515

                  Phone Number: 1-800-258-3648, extension 5394

Absolute Assignment 1035(a) Instructions

Definition of Policy Exchanges: IRC Section 1035(a) provides that the following are nontaxable exchanges. The exchange of:
      o A life insurance policy/contract for another life insurance policy/contract, endowment or annuity.
      o     An endowment policy/contract for another policy/contract or annuity.
      o     A non-qualified annuity for another non-qualified annuity.

Exchanges not falling within the above categories are taxable. For example, exchanging an annuity for a life insurance policy/contract could cause a taxable event.

Additional Rules: Several rules must be followed to comply with IRC Section 1035(a). The rules are as follows:
      o The Owner, Annuitant and Joint Owners, if named, must remain the same under both policies/contracts.
      o The exchange must be for a new annuity policy/contract. In other words, exchanges between existing policies/contracts are not permitted.
      o The Owner must not constructively receive cash surrender values, since the exchange must be between the issuing companies to avoid a taxable event.

STEPS FOR INITIATING A SECTION 1035(a) EXCHANGE

A.    Complete a Variable Annuity Application.

B. Complete the Absolute Assignment and Transfer of Ownership Form as follows:

      o Use this form for non-qualified policies/contracts only. Use form VAA-0002 for qualified transfers.
      o Fill in all blanks with the information requested for Sections 1 to 3.
      o     Signature Guarantee may be required in Section 3. Please contact existing insurance company to verify if this is required.
      o     Obtain the required signatures. An exchange cannot be effected without the proper signatures. The registered representative may sign as a witness for the absolute assignment to be effective.

C.    Determine if Replacement Form (BJ-8165) is needed.
      Depending on the client's state of residence, the client may need to complete and/or sign a replacement form indicating that he or she is replacing an existing policy/contract. To determine whether a state specific replacement form is needed, please call the Variable Annuity Service Center at 1-800-258-3648, extension 5394.

D. Date all 1035(a) exchange and replacement forms with the same date as indicated on the variable annuity application.

E.    Please send the following to:  Jefferson Pilot Financial Insurance Company
                                     Attn: Variable Annuity Service Center
                                     PO Box 515
                                     Concord, NH 03302-0515

      o     An original completed Absolute Assignment 1035(a) Form VAA-0005.
      o Client's original policy/contract. If the policy/contract is lost, please have the client check the "lost policy statement" box in
            Section 1 of the Absolute Assignment Form.
      o An original completed Replacement Form BJ-8165, unless state specific form is required.
      o An original completed variable annuity application. (If applicable, use state specific application.)
      o     Client Authorization Letter - 1035(a) Exchange Form VAA-00820.

Once the Variable Annuity Service Center receives the completed paperwork, they will forward a letter of acceptance, the Absolute Assignment Form and the client's original policy/contract to the client's existing insurance company. When the existing insurance company sends the check to the Variable Annuity Service Center for the surrender value of the original policy/contract, a new annuity policy/contract will be issued to the client.

* Policy may be referred to as "certificate" in certain states.


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VAA-0005                                                                5/00 Rev